Exhibit 10.1

ELECTION FORM AND WAIVER AGREEMENT

This Election Form and Waiver Agreement (“Agreement”) is made and entered into between Thomas P. Robbins (“Employee”) and Winn-Dixie Stores, Inc., its officers, agents, employees, successors and assigns and any affiliated company, parent, or subsidiary, and their past and present directors, officers, employees, representatives, successors and assigns (“Winn-Dixie”) with reference to the following facts:

R E C I T A L S

WHEREAS Employee’s employment with Winn-Dixie will cease effective August 22, 2007. This date will be referenced herein as Employee’s separation date and/or date of separation.

WHEREAS Employee acknowledges that in order to receive the consideration outlined herein, he/she must execute this Agreement and return it to Winn-Dixie’s Legal Department, Attention: Larry Appel, Senior Vice President, General Counsel, and Corporate Secretary.

WHEREAS Employee acknowledges that the benefits he/she has elected to receive by executing and returning this Agreement are in excess of those he/she would have received from Winn-Dixie if he/she had not elected to execute and return this Agreement. Employee further acknowledges that the benefits he/she will receive as a result of executing this Agreement are not something he/she would have been entitled absent execution of this Agreement.

WHEREAS Employee and Winn-Dixie seek to protect Winn-Dixie against unfair competition and its investment in its workforce.

WHEREAS Employee and Winn-Dixie, each desire to settle, fully and finally, all claims, known or otherwise, that Employee could have asserted based on his/her employment relationship and the separation thereof.

THEREFORE, in consideration of the mutual promises set forth in this Agreement, Employee and Winn-Dixie agree as follows:

1.	Winn-Dixie Agrees

In full consideration and as material inducement for Employee’s signing of this Agreement, and agreeing to the releases and promises as provided for herein, Winn-Dixie agrees:

(a)	to pay Employee, in a lump sum payment, Five Hundred Sixty-Two Thousand Five Hundred Dollars and No Cents ($562,500.00) lump sum payment, less appropriate tax withholdings, which represents eighteen (18) months of severance, within fourteen (14) days of the expiration of the revocation period as described in this Agreement;

Thomas P. Robbins

Winn-Dixie Stores, Inc.

Election Form and Waiver Agreement

Winn-Dixie Stores, Inc./Thomas P. Robbins

(b)	to pay Employee Twenty-One Thousand Six Hundred Thirty-Four Dollars and Sixty-Two Cents ($21,634.62), lump sum payment, which represents three (3) weeks vacation, within fourteen (14) days of the expiration of the revocation period as described in this Agreement;

(c)	to pay Employee at least a Target FY’07 bonus payout, within fourteen (14) days of the scheduled date of the FY’07 payout to all employees for such bonuses;

(d)	to pay Employee Fifty Thousand One Hundred Dollars and No Cents ($50,100.00), lump sum payment, which represents a pro-rated Target FY’08 bonus payout for Periods 1 & 2, within fourteen (14) days of the expiration of the revocation period as described in this Agreement;

(e)	to pay Employee Seven Thousand Six Hundred Fourteen Dollars and No Cents ($7,614.00), lump sum payment, net of taxes, to offset the insurance premium differential between COBRA benefits continuation and the premium assessed for active employee participation for an eighteen (18) month period in the Winn-Dixie medical benefit plan, within fourteen (14) days of the expiration of the revocation period as described in this Agreement;

(f)	to pay Employee Nineteen Thousand Six Hundred Seventy-Four Dollars and No Cents ($19,674.00) lump sum payment, net of taxes, to cover the estimated cost of eighteen (18) months of health insurance premiums for an individual policy for Employee and spouse (estimate is based on an available BlueChoice PPO policy from Blue Cross and Blue Shield of Florida as of July 6, 2007) within fourteen (14) days of the expiration of the revocation period as described in this Agreement; and

(g)	to only verify dates of employment through The Work Number at (800) 996-7566 or http://www.theworknumber.com if contacted by an employer or prospective employer of Employee.

2.	Complete and Full General Release of All Claims

In consideration for the benefits set out more fully below, Employee, for himself/herself, his/her heirs, successors and assigns, hereby, unconditionally and forever releases and discharges Winn-Dixie and any affiliated company, parent, or subsidiary, and their past and present directors, officers, employees, representatives, successors and assigns from any and all claims, whether known or not, including but not limited to, claims, rights, or amounts for attorneys’ fees, wages, debts or damages of any kind arising out of, but not limited to, his/her hiring, employment, treatment by or separation from employment with Winn-Dixie. This Agreement applies to all claims and causes of action

Thomas P. Robbins

Winn-Dixie Stores, Inc.

Election Form and Waiver Agreement

Winn-Dixie Stores, Inc./Thomas P. Robbins

including, but not limited to, claims, arising under any civil rights statutes, including but not limited to the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act of 1967, the Family Medical Leave Act, the Fair Labor Standards Act of 1938, the Rehabilitation Act of 1973, the National Labor Relations Act, the Florida Civil Rights Act of 1992, or any other local, state or federal law or regulation of whatever kind, or any theory of contract or tort based on events occurring prior to the execution of this Agreement. Furthermore, this Agreement applies to all claims and causes of action including, but not limited to, claims related to any other entitlement to severance and future Retention Payments from the Company under any other plan or agreement. This Agreement, however, will not apply to claims for benefits to which the Participant is eligible under Company-sponsored pension, retirement or health insurance plans.

3.	No Other Filings

Employee represents that he/she has not filed any charges, complaints or other accusatory pleadings against Winn-Dixie or any of its officers, directors, employees or representatives based upon or arising out of any aspect of his/her employment relationship with Winn-Dixie or separation therefrom which may have accrued as of the date of the execution of this Agreement. Employee agrees that if at any time after the execution of this Agreement it is established that he/she violated the terms of this provision, Winn-Dixie shall have the right to seek appropriate relief, including, but not limited to, a permanent injunction restraining Employee from further violations. Employee further agrees that damages for any breach of this provision will be difficult to calculate and that should Employee breach this provision, Winn-Dixie shall be entitled to both stop payment of any funds owed under this Agreement and bring legal action against Employee in a court of competent jurisdiction for each such breach. Upon the entry of any judgment finding such a breach, Winn-Dixie shall also be entitled to recover Three Hundred Seventy-Five Thousand Dollars and No Cents ($375,000.00) as liquidated damages for each such breach. Employee further agrees that with respect to the claims he/she is waiving, he/she is waiving his/her right to recover money or other relief in any action that might be brought on his/her behalf by any other person or entity including, but not limited to, the United States Equal Employment Opportunity Commission, the Department of Labor, or any other (U.S. or foreign) federal, state or local governmental agency or department.

4.	Confidentiality

Employee agrees that the facts, contents, and terms of this Agreement shall be completely confidential and will not be disclosed to any third party except (a) as required by law, (b) as required to obtain legal or financial advice, or (c) to Employee’s immediate family, including parents, spouse and/or children. Employee further agrees that the only statement he/she will make about his/her separation from Winn-Dixie is that his/her employment was ended due to “retirement.” Employee agrees that if at any time after the execution of this Agreement it is established that he/she violated the terms of this confidentiality provision, Winn-Dixie shall have the right to seek appropriate relief, including, but not limited to, a permanent injunction restraining Employee from further

Thomas P. Robbins

Winn-Dixie Stores, Inc.

Election Form and Waiver Agreement

Winn-Dixie Stores, Inc./Thomas P. Robbins

violations. Employee further agrees that damages for any breach of this confidentiality promise will be difficult to calculate and that should Employee breach this promise of confidentiality, Winn-Dixie shall be entitled to bring legal action against him/her in a court of competent jurisdiction for each such breach. Upon the entry of any judgment finding such a breach, Winn-Dixie shall also be entitled to recover Three Hundred Seventy-Five Thousand Dollars and No Cents ($375,000.00) as liquidated damages for each such breach.

5.	Non-Admission of Liability

It is understood and agreed that this Agreement has been reached purely on a compromise basis and is not to be construed as an admission by either Employee or Winn-Dixie of any violation of any federal, state or local law, ordinance, or administrative regulation, or any action in contract or tort which either party could have brought in a subsequent lawsuit.

6.	Return of Materials

Employee agrees to return all equipment owned by Winn-Dixie in his/her possession, custody or control upon his/her Separation date. The term equipment includes, but is not limited to laptops, wireless communication devices, credit cards, access cards or any other equipment specifically assigned to Employee and used for business purposes by Employee (“Equipment”) as Senior Vice President, Merchandising. The term equipment does not include business cards, office supplies, pencils or any other item not specifically assigned to Employee. Employee further agrees to return all materials, memorandum, notes, records, lists, or any other documents or tangible medium containing proprietary information pertaining to Winn-Dixie’s business or its customers (“Materials”) upon his/her separation date.

Employee and Winn-Dixie further agree that damages for any breach of Employee’s agreement to return materials will be difficult to calculate and that should Employee breach this promise to return materials, Winn-Dixie shall be entitled to both stop payment of any funds owed under this Agreement and bring legal action against Employee in a court of competent jurisdiction for each such breach. Upon the entry of any judgment finding such a breach, Winn-Dixie shall also be entitled to recover Three Hundred Seventy-Five Thousand Dollars and No Cents ($375,000.00) as liquidated damages for each such breach. To the extent, Employee discovers that he/she has inadvertently or mistakenly failed to return any of the aforementioned Equipment or Materials, Employee agrees to immediately return the Equipment and/or Materials by way of overnight delivery to Winn-Dixie’s General Counsel. So long as Employee has not used said inadvertently or mistakenly withheld Equipment or Materials to violate any other provision of this Agreement, any such discovery and return of said inadvertently or mistakenly withheld Equipment or Materials shall not subject Employee to liability under this provision.

Thomas P. Robbins

Winn-Dixie Stores, Inc.

Election Form and Waiver Agreement

Winn-Dixie Stores, Inc./Thomas P. Robbins

7.	Non-Solicitation

Employee also agrees that, for one (1) year after the date of execution of this Agreement, Employee will not directly or indirectly, without Winn-Dixie’s prior written consent, solicit employees of Winn-Dixie who worked under Employee’s supervision and with whom Employee had business dealings for the purpose of inducing them to leave their employment with Winn-Dixie.

In the event of any breach by Employee of the above-referenced non-solicitation clause, the resulting injuries to Winn-Dixie would be difficult or impossible to estimate accurately, but it is certain that injury or damages will result to the business of Winn-Dixie. Employee therefore agrees that, in the event of any such breach, Winn-Dixie shall be entitled, in addition to any available legal or equitable remedies for damages, to an injunction to restrain the violation or anticipated violation of those provisions of this Agreement. Winn-Dixie’s rights under this paragraph shall be in addition to every other remedy (equitable, statutory, legal or contractual) to which Winn-Dixie may be entitled.

8.	Non-Disparagement

Employee agrees to refrain from publicly or privately either directing any disparaging or defamatory remarks regarding Winn-Dixie or engaging in any form of disparaging or defamatory conduct that disparages Winn-Dixie, portrays Winn-Dixie in a negative light, or otherwise impairs the reputation, goodwill or commercial interests of Winn-Dixie. Employee understands and agrees that this restriction prohibits, among other things, the making of disparaging or defamatory remarks regarding Winn-Dixie or engaging in any disparaging or defamatory conduct that disparages, portrays in a negative light, or otherwise impairs the reputation, goodwill or commercial interests of Winn-Dixie to any (1) member of the general public; (2) either customers, vendors or suppliers or potential customers, vendors or suppliers of Winn-Dixie; (3) current, former or prospective employees of Winn-Dixie; or (4) member(s) of the press or other media. Employee further agrees that damages for any breach of this non-disparagement promise will be difficult to calculate and that should a breach of this promise occur, Winn-Dixie shall be entitled to both stop payment of any funds owed under this Agreement and bring legal action against Employee in a court of competent jurisdiction for each such breach. Upon the entry of any judgment finding such a breach, Winn-Dixie shall also be entitled to recover Three Hundred Seventy-Five Thousand Dollars and No Cents ($375,000.00) as liquidated damages for each such breach.

9.	Non-Disclosure and Non-Compete

Employee agrees that in his/her position as Senior Vice President, Merchandising he/she had access to and indeed did review proprietary and confidential information that both was not available to the general public and Winn-Dixie took reasonable steps to protect from being disseminated to the public. This information included, but was not limited to customer, supplier and vendor information; processes; know-how; trade secrets defined as information including a formula, pattern, compilation, program, device, method, technique, or process that derives independent economic value, actual or potential, from not being

Thomas P. Robbins

Winn-Dixie Stores, Inc.

Election Form and Waiver Agreement

Winn-Dixie Stores, Inc./Thomas P. Robbins

generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; other valuable confidential business information or professional information that otherwise does not qualify as trade secrets; pricing; marketing strategies; and all other similar and related information of Winn-Dixie. Employee further agrees that Winn-Dixie has a legitimate business interest in protecting substantial relationships with specific prospective or existing customers, vendors, or suppliers; customer or vendor goodwill associated with its business; and extraordinary or specialized training. In light of Employee’s access to this information, Employee furthermore agrees that he/she will not:

(a)	at any time disclose any of Winn-Dixie’s proprietary, secret or confidential information to any person or party, directly or indirectly, for a period of at least five (5) years from the date of Employee’s execution of this Agreement; and/or

(b)	Work, directly or indirectly, alone or with any other person or entity, in any capacity in the grocery or retail pharmacy business in any state where Winn-Dixie does business as of the date of this Agreement for a period of eighteen (18) months from the date of his/her separation. For purposes of this Agreement, grocery is defined as articles of food and other goods sold by a grocer, and a grocer is defined as a dealer in staple food stuffs and many household supplies including, but not limited to, soap, matches, paper napkins, . . . etc. For purposes of this Agreement, retail pharmacy is defined as a dealer in over-the-counter and prescription drugs.

If any of the aforementioned covenants are breached, Winn-Dixie shall have any and all legal remedies as may be available to it, and Winn-Dixie shall be entitled to an immediate injunction from a court of competent jurisdiction to prevent the continuation of the breach without further having to show damage. Furthermore, Employee agrees that damages for any such breach will be difficult to calculate and that should he/she breach either of the aforementioned covenants, Winn-Dixie shall be entitled to both stop payment of any funds owed under this Agreement and bring legal action against Employee in a court of competent jurisdiction for each such breach. Upon the entry of any judgment finding such a breach, Winn-Dixie shall also be entitled to recover Three Hundred Seventy-Five Thousand Dollars and No Cents ($375,000.00) as liquidated damages for each such breach.

10.	Complete Agreement

It is understood and agreed that this Agreement sets forth the entire agreement between Employee and Winn-Dixie and supercedes any previous agreement between Employee and Winn-Dixie.

Thomas P. Robbins

Winn-Dixie Stores, Inc.

Election Form and Waiver Agreement

Winn-Dixie Stores, Inc./Thomas P. Robbins

11.	Choice of Law

This Agreement is to be construed according to the laws of the State of Florida.

12.	Severability

Should any provision of this Agreement be declared unlawful or invalid, all other provisions shall remain in full force and effect.

13.	Acknowledgment

EMPLOYEE REPRESENTS AND ACKNOWLEDGES THAT HE/SHE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO ENTERING THIS AGREEMENT, AND THAT HE/SHE HAS BEEN PROVIDED WITH A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THE AGREEMENT. EMPLOYEE FURTHER REPRESENTS AND ACKNOWLEDGES THAT HE/SHE HAS READ THIS AGREEMENT IN ITS ENTIRETY, THAT THE AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY HIM/HER, THAT HE/SHE FULLY UNDERSTANDS ITS CONTENT AND EFFECT, AND, WITHOUT DURESS OR COERCION, KNOWINGLY AND VOLUNTARILY AGREES TO ITS TERMS AND CONDITIONS. EMPLOYEE ALSO ACKNOWLEDGES AND REPRESENTS THAT THE CONSIDERATION PROVIDED IN EXCHANGE FOR THIS AGREEMENT IS OF VALUE TO HIM/HER AND IS NOT ANYTHING TO WHICH HE/SHE IS ALREADY ENTITLED.

EMPLOYEE FURTHER ACKNOWLEDGES THAT HE/SHE MAY REVOKE THIS AGREEMENT AT ANY TIME WITHIN SEVEN (7) DAYS OF EXECUTING THE AGREEMENT. ANY REVOCATION, HOWEVER, MUST BE IN WRITING AND DELIVERED TO WINN-DIXIE’S SENIOR VICE PRESIDENT OF HUMAN RESOURCES. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED.

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Thomas P. Robbins

Winn-Dixie Stores, Inc.

Election Form and Waiver Agreement

Winn-Dixie Stores, Inc./Thomas P. Robbins

Dated this      day of                     , 2007.

By:		By:
	Thomas P. Robbins		Peter Lynch
President & CEO

Sworn to and subscribed before me

this      day of                     , 2007.

Notary Public

My Commission Expires: